EXHIBIT 99.1


NEWS  RELEASE

DATE:     April  22,  2003

RELEASE  DATE:     Immediate


                      SUMMIT FINANCIAL CORPORATION REPORTS
                            18% INCREASE IN EARNINGS


     GREENVILLE, SC -- Summit Financial Corporation (NASDAQ/Small Cap: SUMM) today reported net income of $909,000 for the first quarter of 2003, an 18% increase from $773,000 for the first quarter of 2002. Net income per diluted share was $0.20 for the first three months of 2003, compared to $0.18 for the first three months of 2002. For the first quarter of 2003, the Company reported increases in both return on average assets and return on average equity to 1.20% and 12.58%, respectively. Contributors to increased earnings for the first quarter of 2003 were the 10% growth in average earning assets, the 15% reduction in interest expense due to lower cost of funds, the 12% increase in noninterest income which was primarily related to gains on sales of investment securities, and the 2% reduction in overhead expenses.
J. Randolph Potter, President and CEO, said, "Despite the continued uncertainty of the economy, Summit is off to a tremendous start for the first quarter of 2003. We have continued to reduce our cost of funds and have controlled overhead expenses. These factors, combined with our focus on other sources of noninterest income, have proven effective in improving the Company's profitability."
At March 31, 2003, assets totaled $323.2 million, a 13% increase from $287.0 million at March 31, 2002. Investment securities and loans accounted for a majority of the asset growth with increases of 52% and 5%, respectively, over the comparable period. Investment securities and loans ended the first quarter of 2003 at $71.0 million and $219.4 million, respectively. Asset growth was funded by the 9% increase in deposits, primarily in the time deposit category, and the 35% increase in Federal Home Loan Bank ("FHLB") borrowings. Deposits totaled $249.2 million at March 31, 2003, while FHLB borrowings were $41.7 million.
     At March 31, 2003, loans past due in excess of 90 days were $171,000 or 0.08% of consolidated outstanding loans. The Company reported net recoveries of previously charged-off loans of $2,000, compared to net charge-offs for the first three months of 2002 of $67,000 or 0.13% (annualized) of average loans. Total nonaccrual loans at March 31, 2003 were $604,000, or 0.28% of gross loans, and there were no impaired loans at quarter end. The consolidated allowance for loan losses was 1.62% at March 31, 2003. Mr. Potter commented, "Our ongoing attention to early detection of weak credits, strong underwriting criteria, and collection of potential problem loans has resulted in low levels of net charge-offs."
     The Company ended the first quarter of 2003 with equity of $29.7 million and a total risk-based capital in excess of 13%. Book value per share was up 17% from the comparable quarter of 2002, to end the first quarter of 2003 at $7.33. The stock market continues to respond favorably to Summit's performance with a market price at March 31, 2003 of $15.61, or 213x book value.



                           SUMMIT FINANCIAL CORPORATION
                               FINANCIAL HIGHLIGHTS
                  (dollars in thousands, except per share data)
                                   (Unaudited)

                                                 FOR THE QUARTER ENDED
                                                       MARCH 31,         PERCENT
INCOME STATEMENT DATA                             2003         2002       CHANGE
---------------------------------------------  -----------  -----------  --------
Net interest income . . . . . . . . . . . . .  $    2,961   $    2,854         4%
Provision for loan losses . . . . . . . . . .         173          125        38%
Noninterest income. . . . . . . . . . . . . .         761          682        12%
Noninterest expenses. . . . . . . . . . . . .       2,223        2,273       (2%)
Provision for income taxes. . . . . . . . . .         417          365        14%
Net income. . . . . . . . . . . . . . . . . .         909          773        18%

Per share data (1):
   Basic net income . . . . . . . . . . . . .  $     0.23   $     0.19        21%
   Diluted net income . . . . . . . . . . . .  $     0.20   $     0.18        11%
   Book value . . . . . . . . . . . . . . . .  $     7.33   $     6.25        17%
Average diluted shares
 outstanding. . . . . . . . . . . . . . . . .   4,554,000    4,409,000         3%



                                                        MARCH 31,        PERCENT
BALANCE SHEET DATA. . . . . . . . . . . . . .        2003         2002   CHANGE
---------------------------------------------  -----------  -----------  --------
Total assets. . . . . . . . . . . . . . . . .  $  323,222   $  286,965        13%
Total earning assets. . . . . . . . . . . . .     306,126      272,684        12%
Gross loans . . . . . . . . . . . . . . . . .     219,424      209,294         5%
Allowance for loan losses . . . . . . . . . .       3,545        2,994        18%
Investment securities . . . . . . . . . . . .      70,952       46,755        52%
Total deposits. . . . . . . . . . . . . . . .     249,243      228,060         9%
Total interest-bearing liabilities. . . . . .     255,346      228,923        12%
Shareholders' equity. . . . . . . . . . . . .      29,738       24,928        19%



                                                         MARCH 31,       PERCENT
SELECTED RATIOS . . . . . . . . . . . . . . .        2003         2002   CHANGE
---------------------------------------------  -----------  -----------  --------
Return on average assets. . . . . . . . . . .        1.20%        1.12%        7%
Return on average equity. . . . . . . . . . .       12.58%       12.57%        0%
Net interest margin . . . . . . . . . . . . .        4.23%        4.52%      (6%)

Tier 1 risk-based capital ratio . . . . . . .       12.15%       11.26%        8%
Total risk-based capital ratio. . . . . . . .       13.41%       12.51%        7%
Leverage ratio. . . . . . . . . . . . . . . .        9.49%        9.02%        5%

Net (recoveries) charge-offs to average loans      (0.00%)        0.13%    (100%)
Allowance for loan losses to
  gross loans . . . . . . . . . . . . . . . .        1.62%        1.43%       13%

(1)  Restated  to  reflect  all  5%  stock  dividends.





                  SUMMIT FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
                                   (Unaudited)


                                                 March 31,    March 31,
                                                   2003         2002
                                                -----------  -----------
ASSETS
Cash and due from banks. . . . . . . . . . . .  $   11,332   $    7,609
Interest-bearing bank balances . . . . . . . .       4,584        4,292
Federal funds sold . . . . . . . . . . . . . .       8,543       10,260
Investments available for sale . . . . . . . .      70,952       46,755
Loans, net of unearned income and allowance
   for loan losses . . . . . . . . . . . . . .     215,879      206,300
Premises and equipment, net. . . . . . . . . .       4,151        4,339
Other assets . . . . . . . . . . . . . . . . .       7,781        7,410
                                                -----------  -----------

                                                $  323,222   $  286,965
                                                ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
 Demand. . . . . . . . . . . . . . . . . . . .  $   35,597   $   30,537
 Interest-bearing demand . . . . . . . . . . .      25,941       21,636
 Savings and money market. . . . . . . . . . .      70,814       80,739
 Time deposits, $100,000 and over. . . . . . .      58,092       48,778
 Other time deposits . . . . . . . . . . . . .      58,799       46,370
                                                -----------  -----------
                                                   249,243      228,060
Federal funds purchased and other
 short-term borrowings . . . . . . . . . . . .           -          500
FHLB advances. . . . . . . . . . . . . . . . .      41,700       30,900
Other liabilities. . . . . . . . . . . . . . .       2,541        2,577
                                                -----------  -----------
     Total liabilities . . . . . . . . . . . .     293,484      262,037
                                                -----------  -----------

Shareholders' equity:
  Common stock, $1.00 par value;
    20,000,000 shares authorized; issued and
    outstanding 4,055,257 and 3,796,395 shares       4,055        3,796
  Additional paid-in capital . . . . . . . . .      21,482       18,425
  Retained earnings. . . . . . . . . . . . . .       3,771        3,152
  Accumulated other comprehensive
  income (loss), net . . . . . . . . . . . . .         479         (294)
  Nonvested restricted stock . . . . . . . . .         (49)        (151)
                                                -----------  -----------
     Total shareholders' equity. . . . . . . .      29,738       24,928
                                                -----------  -----------

                                                $  323,222   $  286,965
                                                ===========  ===========




                          SUMMIT FINANCIAL CORPORATION
                         CONSOLIDATED INCOME STATEMENTS
                  (dollars in thousands, except per share data)
                                   (Unaudited)


                                     FOR THE QUARTER ENDED
                                             MARCH 31,
                                           2003    2002
                                          ------  ------
INTEREST INCOME:
 Interest on loans . . . . . . . . . . .  $3,572  $3,768
 Interest on investment securities . . .     697     636
 Other interest income . . . . . . . . .      60      61
                                          ------  ------
                                           4,329   4,465
                                          ------  ------

INTEREST EXPENSE:
 Interest on deposits. . . . . . . . . .     951   1,210
 Other interest expense. . . . . . . . .     417     401
                                          ------  ------
                                           1,368   1,611
                                          ------  ------
     Net interest income . . . . . . . .   2,961   2,854
PROVISION FOR LOAN LOSSES. . . . . . . .     173     125
                                          ------  ------
     Net interest income after provision   2,788   2,729
                                          ------  ------

NONINTEREST INCOME:
 Service charges on deposit accounts . .     137     127
 Credit card fees and income . . . . . .      95     112
 Insurance sales commissions . . . . . .      98     219
 Gain on sale of securities. . . . . . .     174      16
 Other income. . . . . . . . . . . . . .     257     208
                                          ------  ------
                                             761     682
                                          ------  ------
NONINTEREST EXPENSE:
 Salaries, wages and benefits. . . . . .   1,314   1,367
 Occupancy . . . . . . . . . . . . . . .     169     160
 Furniture, fixtures and equipment . . .     160     182
 Other operating expenses. . . . . . . .     580     564
                                          ------  ------
                                           2,223   2,273
                                          ------  ------

Income before income taxes . . . . . . .   1,326   1,138
Provision for income taxes . . . . . . .     417     365
                                          ------  ------

NET INCOME . . . . . . . . . . . . . . .  $  909  $  773
                                          ======  ======
NET INCOME PER COMMON SHARE:
  BASIC. . . . . . . . . . . . . . . . .  $ 0.23  $ 0.19
                                          ======  ======
  DILUTED. . . . . . . . . . . . . . . .  $ 0.20  $ 0.18
                                          ======  ======

     Summit  Financial  Corporation,  www.summit-bank.com,  headquartered  in
                                      -------------------
Greenville, SC, is the parent holding company for Summit National Bank and Freedom Finance, Inc., a consumer finance company. Summit National Bank provides a full range of banking services designed to meet substantially all of the financial needs of its customers from its four full-service branches in the Upstate of South Carolina. Through its subsidiary, Summit Investment Services, Inc., Summit provides nondeposit investments and financial management services. Freedom Finance specializes in making small dollar installment loans to individuals from 11 branch locations throughout South Carolina.


Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended
December  31,  2002.


CONTACTS:
     J.  Randolph  Potter,  President  &  CEO,  (864)  240-5886
     Blaise  B.  Bettendorf,  Chief  Financial  Officer,  (864)  240-5890